UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October  1, 2006

GFI GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51103	80-0006224
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Wall Street New York, NY		10005
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (212) 968-4100

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13.e-4(c)

Item 2.01.                                          Completion of Acquisition or Disposition of Assets

Effective October 1, 2006, GFI Group Inc. (“GFI”) completed and closed the previously announced acquisition of substantially all of the North American brokerage operations and assets of Amerex Energy, which is a group comprised of the following business entities:  Amerex Natural Gas I, Ltd., a Texas limited partnership, Amerex Power, Ltd., a Texas limited partnership, Amerex Emissions, Ltd., a Texas limited partnership and Amerex Retail Energy Services, Ltd., a Texas limited partnership.  Amerex Energy operated as a leading interdealer broker of electric power, natural gas and emissions products and related derivative and option contracts in North America.

This acquisition was consummated pursuant to an Asset Purchase Agreement, dated September 6, 2006, between GFI and Amerex Energy and was previously reported by GFI in the Current Report on Form 8-K filed with the Securities and Exchange Commission on September 7, 2006.  The assets acquired by GFI include over 110 employees and 10 energy related brokerage desks.  The final purchase price paid by GFI was $86 million.

A copy of the press release announcing the completion of this acquisitions by GFI is set forth in Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01.                                          Financial Statements and Exhibits

(d) Exhibits:

Exhibit	Description
99.1	Press release, dated October 2, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GFI GROUP INC.

Date: October 2, 2006
	By:	/s/ J. Christopher Giancarlo
Name: J. Christopher Giancarlo
Title: Executive Vice President, Corporate Development